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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 27, 2001 relating to the consolidated financial statements and financial statement schedule of Microsemi Corporation, which appears in Microsemi Corporation's Annual Report on Form 10-K for the year ended September 30, 2001.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Orange County, California
February 7, 2002